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                                                                   EXHIBIT 10.11

THIS AGREEMENT MADE EFFECTIVE THE 1ST DAY OF OCTOBER, 2002.

By and Among:

         Laidlaw Inc., a corporation duly incorporated under the laws of Canada ("LINC")

                                       and

         American Medical Response, Inc., a Delaware corporation ("AMR")

                                       and

            EmCare Holdings, Inc., a Delaware corporation ("EmCare")

                                       and

                       William A. Sanger (the "Executive")

WHEREAS, LINC, AMR and EmCare desire that the Executive enter into employment with AMR and EmCare and the Executive desires to be employed by AMR and EmCare;

NOW THEREFORE, the parties have agreed that the terms and conditions of the relationship shall be as follows:

ARTICLE 1 -- DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

(a) "Agreement" means this employment agreement, as amended from time to time.

(b) "AMR" shall mean American Medical Response, Inc., a Delaware corporation and a wholly owned subsidiary of LINC.

(c) "Base Salary" means the salary of record paid to the Executive as annual salary, and as further indicated in paragraph (a) of Article 4 (Compensation).

(d)      "Board" means the Board of Directors of LINC.

(e)      "Cause" means the Executive's:

         (i) Willful and continued failure to perform substantially the Executive's duties with AMR and EmCare, which failure is not cured within thirty (30) days after LINC delivers to the Executive written demand for substantial performance, specifically

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                  identifying the manner in which the Executive has not
                  substantially performed his duties;

         (ii)     Conviction of an indictable offense; or

         (iii) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to LINC, AMR or EmCare.

         For purposes of this paragraph and Article 13, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of LINC, AMR or EmCare.

(f)      "Committee" means the Compensation Committee of the Board.

(g)      "Effective Date" means October 1, 2002.

(h) "EmCare" shall mean EmCare Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of LINC.

(i)      "Executive" shall mean Mr. William A. Sanger.

(j) "LINC" shall mean Laidlaw Inc., a corporation incorporated under the laws of Canada, including any and all subsidiaries (other than AMR or EmCare) or any successor thereto.

ARTICLE 2 -- TERM OF THE AGREEMENT

The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Article 6 hereof.

ARTICLE 3 -- TITLE; COMMENCEMENT OF EMPLOYMENT; REPORTING

The Executive shall serve as the President and Chief Executive Officer of AMR and the Chief Executive Officer of EmCare. The Executive's employment shall commence on the Effective Date. The Executive shall report to the Chief Executive Officer of LINC.

ARTICLE 4 -- COMPENSATION

(a) Unless otherwise provided, all dollar amounts set forth in this Agreement shall be in United States Dollars. The Base Salary of the Executive for his services shall be at the annualized rate of $575,000. The Base Salary shall be payable twice monthly on the 15th business day and the last business day of each month. The Base Salary shall be reviewed annually during LINC's normal review period. The review will be undertaken by assessing the Executive's achievement of the overall objectives established by the Committee in consultation with the Executive and with regard to the market rates of remuneration paid for similar duties and responsibilities.

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(b)      The Executive will be eligible to participate in a short term incentive plan. For fiscal years commencing October 1, 2002 and thereafter, the Executive's target bonus under such plan shall be 75% of Base Salary and the maximum bonus shall be 150% of Base Salary. The Executive's right to receive any bonus under such plan shall be determined based only upon quantitative measurements established by the Committee after consultation with the Executive and as set forth in accordance with such plan.

(c) The Executive shall participate in The Supplemental Executive Retirement Plan (the "Supplemental Plan") sponsored by LINC for the benefit of its U.S. employees, for so long as LINC maintains such plan. Upon the Effective Date of this Agreement, the Executive will be credited with five (5) years of past service credit for purposes of benefit accrual and vesting under the Supplemental Plan.

(d) Upon (1) a Sale of AMR (as defined in this paragraph (d)) that is consummated before October 1, 2007, (2) an IPO of AMR Stock (as defined in this paragraph (d)) that is consummated before October 1, 2007 or
         (3) the occurrence of the AMR Valuation Event (as defined in this paragraph (d)), the Executive shall be entitled to the AMR Bonus (as defined in this paragraph (d)) if the Value of AMR (as defined in this paragraph (d)) exceeds $410 million and if the Executive remains employed under this Agreement upon the occurrence of the event described in (1), (2) or (3), as applicable.

         In the event of a Sale of AMR, the AMR Bonus shall be paid in a lump sum in cash as soon as practicable after the Sale of AMR; provided, however, that such payment shall be made no later than the 90th day following the Sale of AMR. In the event of an IPO of AMR Stock, the AMR Bonus shall be paid as soon as practicable after the IPO of AMR Stock (but in no event later than 90 days following the IPO of AMR Stock) and shall be paid in a lump sum in cash or, if mutually agreed by AMR and the Executive, in the form of (A) an option to purchase AMR common stock, which option shall have a value equal to the AMR Bonus, (B) other equity-based awards relating to AMR common stock, which awards shall have a value equal to the AMR Bonus, or (C) a combination of cash, stock options described in clause (A) or awards described in clause (B). In the event of the occurrence of the AMR Valuation Event, the AMR Bonus shall be paid in a lump sum in cash as soon as practicable after the AMR Valuation Event; provided, however, that such payment shall be made no later than the 90th day following the AMR Valuation Event.

         For purposes of this paragraph (d):

         (i) "Sale of AMR" shall mean the disposition by LINC of 50% or more of its ownership interest in AMR in a transaction involving the receipt of consideration by LINC, or the sale of all or substantially all of the assets of AMR in a transaction involving the receipt of consideration by LINC or AMR.

         (ii) "IPO of AMR Stock" shall mean an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933 covering the

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                  offer and sale of the shares of common stock of AMR for the account of AMR or LINC.

         (iii) "AMR Valuation Event" shall mean the opening of business on October 1, 2007 if neither a Sale of AMR nor an IPO of AMR Stock is consummated before October 1, 2007.

         (iv)     "Value of AMR" shall mean:

                  (I) with respect to a Sale of AMR, the enterprise value of AMR at the time of such sale, less (x) third party debt incurred in the ordinary course of business of AMR that is not assumed by the acquiror, (y) normal and customary transaction closing expenses and (z) all payments made to AMR employees that are triggered by the Sale of AMR;

                  (II)     with respect to an IPO of AMR Stock, the product of
                           (x) the average closing price of a share of common stock of AMR for the twenty (20) trading days immediately following an IPO of AMR Stock, as reported in the Wall Street Journal and (y) the total number of outstanding shares of common stock of AMR on the date of the IPO of AMR Stock, such product to be reduced by commissions and normal and customary transaction closing expenses incurred in connection with the IPO of AMR Stock; and

                  (III) with respect to the AMR Valuation Event, the enterprise value of AMR at the time of the AMR Valuation Event, as determined by an independent third party appraiser utilizing principles and analysis substantially similar to those used by Miller Buckfire Lewis & Co., LLC in its valuation of AMR in 2002.

         (v) "AMR Bonus" shall mean an amount equal to 5% of the amount by which the Value of AMR exceeds $410 million.

(e) Upon (1) a Sale of EmCare (as defined in this paragraph (e)) that is consummated before October 1, 2007, (2) an IPO of EmCare Stock (as defined in this paragraph (e)) that is consummated before October 1, 2007 or (3) the occurrence of the EmCare Valuation Event (as defined in this paragraph (e)), the Executive shall be entitled to the EmCare Bonus (as defined in this paragraph (e)) if the Value of EmCare (as defined in this paragraph (e)) exceeds $125 million and if the Executive remains employed under this Agreement upon the occurrence of the event described in (1), (2) or (3), as applicable.

         In the event of a Sale of EmCare, the EmCare Bonus shall be paid in a lump sum in cash as soon as practicable after the Sale of EmCare; provided, however, that such payment shall be made no later than the 90th day following the Sale of EmCare. In the event of an IPO of EmCare Stock, the EmCare Bonus shall be paid as soon as practicable after the IPO of EmCare Stock (but in no event later than 90 days following the IPO of EmCare

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         Stock) and shall be paid in a lump sum in cash or, if mutually agreed by AMR and the Executive, in the form of (A) an option to purchase EmCare common stock, which option shall have a value equal to the EmCare Bonus, (B) other equity-based awards relating to EmCare common stock, which awards shall have a value equal to the EmCare Bonus, or
         (C) a combination of cash, stock options described in clause (A) or awards described in clause (B). In the event of the occurrence of the EmCare Valuation Event, the EmCare Bonus shall be paid in a lump sum in cash as soon as practicable after the EmCare Valuation Event; provided, however, that such payment shall be made no later than the 90th day following the EmCare Valuation Event.

         For purposes of this paragraph (e):

         (i) "Sale of EmCare" shall mean the disposition by LINC of 50% or more of its ownership interest in EmCare in a transaction involving the receipt of consideration by LINC, or the sale of all or substantially all of the assets of EmCare in a transaction involving the receipt of consideration by LINC or EmCare.

         (ii) "IPO of EmCare Stock" shall mean an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933 covering the offer and sale of the shares of common stock of EmCare for the account of EmCare or LINC.

         (iii) "EmCare Valuation Event" shall mean the opening of business on October 1, 2007 if neither a Sale of EmCare nor an IPO of EmCare Stock is consummated before October 1, 2007.

         (iv)     "Value of EmCare" shall mean:

                  (I) with respect to a Sale of EmCare, the enterprise value of EmCare at the time of such sale, less (x) third party debt incurred in the ordinary course of business of EmCare that is not assumed by the acquiror, (y) normal and customary transaction closing expenses and (z) all payments made to EmCare employees that are triggered by the Sale of EmCare;

                  (II) with respect to an IPO of EmCare Stock, the product of (x) the average closing price of a share of common stock of EmCare for the twenty (20) trading days immediately following an IPO of EmCare Stock, as reported in the Wall Street Journal and (y) the total number of outstanding shares of common stock of EmCare on the date of the IPO of EmCare Stock, such product to be reduced by commissions and normal and customary transaction closing expenses incurred in connection with the IPO of EmCare Stock; and

                  (III) with respect to the EmCare Valuation Event, the enterprise value of EmCare at the time of the EmCare Valuation Event, as determined by an

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                           independent third party appraiser utilizing
                           principles and analysis substantially similar to those used by Miller Buckfire Lewis & Co., LLC in its valuation of EmCare in 2002.

         (v) "EmCare Bonus" shall mean an amount equal to 5% of the amount by which the Value of EmCare exceeds $125 million.

ARTICLE 5 -- BENEFITS

(a)      AUTOMOBILE

         LINC will, or will cause AMR or EmCare to, (i) provide the Executive with a monthly allowance of One Thousand, Two Hundred Dollars ($1,200.00) for expenses incurred by the Executive for the leasing of an automobile and (ii) reimburse the Executive for expenses incurred by the Executive in connection with the related operating and insurance expenses for such automobile, provided that the Executive provides an itemized written account and receipts acceptable to LINC.

(b)      EXPENSES

         It is understood and agreed that the Executive will incur expenses in connection with his duties under this Agreement, including, but not limited to, travel expenses, home facsimile expenses, personal computer expenses and telephone expenses. LINC shall, or shall cause AMR or EmCare to, reimburse the Executive for any such expenses provided that the Executive provides an itemized written account and receipts acceptable to LINC.

(c)      VACATION

         The Executive shall be entitled to five (5) weeks vacation during each calendar year, pro-rated, however, for 2002 based on the number of days remaining in 2002 after the date of this Agreement divided by 365. The vacation shall be taken at the discretion of the Executive with the understanding that the Executive will take into account business needs and operations in scheduling vacation.

(d)      WELFARE BENEFITS

         LINC shall, or shall cause AMR or EmCare to, provide to the Executive welfare benefit coverages (such as medical insurance, dental insurance, short and long-term disability insurance and group term life insurance) in accordance with employee benefit plans and policies maintained by AMR or EmCare for the benefit of employees of AMR or EmCare, and as amended from time to time; provided, however, that LINC shall, or shall cause AMR or EmCare to, reimburse the Executive for premiums paid by the Executive, if any, for coverage under such employee benefit plans and policies. Further, LINC shall, or shall cause AMR or EmCare to, provide the Executive with additional term life insurance that, in conjunction with coverage under the group life insurance programs provided to the Executive, provides coverage in an amount equal to five
         (5) times the Executive's Base Salary.

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(e)      CLUB MEMBERSHIP

         LINC will, or will cause AMR or EmCare to, reimburse the Executive for up to an aggregate amount of Fifty Thousand Dollars ($50,000.00) of expenses incurred by the Executive for the initial membership fees associated with joining business or recreational clubs that the Executive will use in connection with AMR's or EmCare's business. LINC will, or will cause AMR or EmCare to, reimburse the Executive for up to an aggregate monthly amount of One Thousand Dollars ($1,000.00) of expenses incurred by the Executive for ongoing monthly dues payable in connection with the Executive's membership in such clubs.

(f)      EXECUTIVE RELOCATION ALLOWANCE

         (i) The Executive shall be entitled to reimbursement of customary moving and transportation expenses in connection with the Executive's relocation to Denver, Colorado. Additionally, AMR or EmCare will reimburse Executive for the reasonable expenses incurred by the Executive or his spouse in taking one trip to Delray Beach, Florida every 4 weeks until the earlier of (x) the sale of Executive's home in Delray Beach, Florida or (y) October 1, 2004, and AMR or EmCare shall reimburse the Executive for ordinary and reasonable closing costs (excluding realty fees) with respect to the sale of his home in Delray Beach, Florida if such sale occurs before October 1, 2004. The Executive shall be entitled to a gross-up payment in such amount as is necessary to cover the Executive's federal, state and local income tax exposure resulting from the payments described in this paragraph (f)(i).

         (ii) Until the earlier of the third anniversary of the Effective Date or the date of the termination of this Agreement (the "Rental Period"), AMR shall allow the Executive to reside at the residence owned by AMR and located at 430 Steele Street, Denver, Colorado (the "Residence"). While the Executive resides in the Residence, the Executive shall make a monthly rental payment to AMR in an amount equal to $4,200. During the Rental Period and for a period of one (1) month thereafter, the Executive shall have the option, upon at least thirty (30) days advance written notice to AMR, to purchase the Residence from AMR for an amount equal to the fair market value of the Residence (as determined by an independent appraiser) on the date on which the Executive purchases the Residence pursuant to such option, reduced by the value on such date of any leasehold improvements made to the Residence by the Executive. If the Executive does not exercise his option to purchase the Residence pursuant to the preceding sentence, AMR shall reimburse the Executive for the value of any leasehold improvements made to the Residence by the Executive.

         (iii) The Executive shall be entitled to reimbursement of expenses incurred by him in furnishing and decorating the Residence, up to an amount equal to $48,000.

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ARTICLE 6 -- TERMINATION OF EMPLOYMENT

(a) Notwithstanding the provisions of Article 2 of this Agreement, the parties understand and agree that this Agreement and the Executive's employment hereunder may be terminated in the following manner in the specified circumstances:

         (i) By the Executive, at any time, for any reason, on the giving of 90 days' written notice to LINC. LINC may waive notice, in whole or in part, upon immediate payment to the Executive of the Executive's Base Salary for such portion of the 90-day notice period as is waived by LINC.

         (ii)     By LINC, without any notice or pay, for Cause.

         (iii) By LINC, in its absolute discretion and for any reason, without Cause. Upon such termination, LINC shall, or shall cause AMR or EmCare to, (A) continue to pay the Executive his Base Salary in effect at the time of such termination for a period of 24 months following such termination, (B) pay the Executive a monthly amount equal to one-twelfth of the Executive's target bonus in effect at the time of the Executive's termination of employment for a period of 24 months following such termination, (C) if Executive is terminated without Cause prior to a Sale of AMR, an IPO of AMR Stock or the AMR Valuation Event, pay Executive an amount equal to 5% of the amount by which the enterprise value of AMR at the time of such termination (as determined by an independent third party appraiser utilizing principles and analysis substantially similar to those used by Miller Buckfire Lewis & Co., LLC in its valuation of AMR in 2002) exceeds $410 million, (D) if Executive is terminated without Cause prior to a Sale of EmCare, an IPO of EmCare Stock or the EmCare Valuation Event, pay Executive an amount equal to 5% of the amount by which the enterprise value of EmCare at the time of such termination (as determined by an independent third party appraiser utilizing principles and analysis substantially similar to those used by Miller Buckfire Lewis & Co., LLC in its valuation of EmCare in 2002) exceeds $125 million and (E) continue to provide the Executive medical insurance, dental insurance and term life insurance for a period of 24 months after termination, or, if such benefits cannot be provided, LINC shall, or shall cause AMR or EmCare to, pay to the Executive an equivalent lump sum cash amount in lieu of such benefits.

         In order to receive the entitlement under paragraph 6(a)(iii), the Executive must undertake to sign a release in a form satisfactory to LINC, AMR and EmCare, fully releasing LINC, AMR and EmCare from further claims upon payment of the amounts stipulated herein. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against LINC, AMR and EmCare for acts carried out by the Executive in the ordinary course of AMR's or EmCare's business.

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(b)      The Executive agrees that during employment pursuant to this Agreement and for twenty-four (24) months following termination without Cause of his employment and payment of the severance payment amount and benefit continuation as detailed in subparagraph (iii) of paragraph (a) of
         Article 6 (Termination of Employment), he will not solicit or accept business with respect to products competitive with those of AMR or EmCare from any of AMR's or EmCare's customers, wherever situated, and he shall not either individually or in partnership, or jointly in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder, or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit his name to be used by any business that competes with the then-existing business of AMR or EmCare, provided that the Executive shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of AMR or EmCare, provided that the Executive shall not directly or indirectly own more than five percent (5%) of the issued share capital of the public company, or participate in its management or operation, or in any advisory capacity within the time limits set out herein.

         For purposes of the obligations set out herein, the business of AMR or EmCare shall mean the provision of (a) critical care transportation services, non-emergency ambulance and transfer services and emergency response services and/or (b) emergency management services to hospital-based emergency departments.

(c) The Executive further agrees that for a period of twenty-four (24) months following termination of employment, however caused, he will not solicit for hire or rehire, or take away, or cause to be hired, or taken away, any employee of LINC, AMR or EmCare.

ARTICLE 7 -- AUTHORITY

(a) The Executive shall have, subject always to the general or specific instructions and directions of the Chief Executive Officer of LINC, full power and authority to manage and direct the business affairs of AMR and EmCare (except only the matters and duties as by law must be transacted or performed by the Board or by the shareholders of LINC, AMR or EmCare), including power and authority to enter into contracts, engagements or commitments of every nature or kind, in the name of and on behalf of AMR and EmCare, and to engage, employ and dismiss all managers and other employees and agents of AMR and EmCare, subject to the by-laws and charter documents of LINC, AMR or EmCare.

(b) The Executive shall conform to all lawful instructions and directions given to him by the Chief Executive Officer of LINC and obey and carry out the by-laws of LINC, AMR and EmCare.

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ARTICLE 8 -- SERVICE

(a) The Executive, throughout the term of his employment, shall devote his full time and attention to the business and affairs of AMR and EmCare, and shall not undertake any other business or occupation or, unless approved by the Chief Executive Officer of LINC, become either (i) an officer, employee or agent of any other company or firm which is a commercial venture or (ii) a director of more than two companies or firms which are commercial ventures; provided, however, that the Executive shall be entitled to maintain his ownership interest in BIDON Inc. ("BIDON") and shall be entitled to attend the meetings of the principals of BIDON from time to time, provided that such ownership or attendance does not conflict with the Executive's duties and obligations hereunder.

(b) The Executive shall well and faithfully serve AMR and EmCare and use his best efforts to promote the interests thereof and shall not disclose any information he may acquire in relation to LINC's, AMR's or EmCare's business, the private affairs or trade secrets of LINC, AMR or EmCare, techniques and concepts, and other confidential information concerning the business, operations or financing of LINC, AMR or EmCare, to any person other than the Board or the Chief Executive Officer of LINC, or for any purposes other than those of LINC, AMR or EmCare, either during the term of his employment under this Agreement or after such term.

ARTICLE 9 -- CHANGE IN CONTROL

(a) If a change in control (as defined in the Change in Control Agreement) occurs, except as otherwise provided in this Article 9, the rights and obligations of the Executive and LINC shall be in accordance with the Change in Control Agreement attached as Appendix A.

(b) In order to receive the entitlement under this paragraph, the Executive must undertake to sign a release in a form satisfactory to LINC, fully releasing LINC from further claims upon payment of the amounts stipulated in Appendix A. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against LINC for acts carried out by the Executive in the ordinary course of LINC's, AMR's or EmCare's business.

If a change in control occurs and Executive receives all payments under the Change in Control Agreement, the Executive hereby waives any rights he may have to any payments or other benefits under this Agreement, including any severance payments, provided that Executive shall remain entitled to the payments described in Section 6(a)(iii)(C) and 6(a)(iii)(D) hereof in the circumstances described in Section 6(a)(iii) hereof, subject to the requirements of the final paragraph of Section 6(a) hereof.

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ARTICLE 10 -- ASSIGNMENT OF RIGHTS

The rights which accrue to LINC, AMR or EmCare under this Agreement shall pass to their affiliates, successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner but flow to the Executive's estate and heirs.

ARTICLE 11 -- NOTICES

All notices and other communications required or permitted hereunder, or necessary or convenient in connection herewith, shall be in writing and shall be deemed to have been given when hand delivered, delivered by facsimile or mailed by registered mail as follows (provided that notice of change of address shall be deemed given only when received):

If to LINC, AMR or EmCare to:

Laidlaw Inc.
3221 North Service Road
Burlington, Ontario
Canada L7R 3Y8

If to the Executive, to:

William A. Sanger
430 Steele Street
Denver, Colorado

or to such other names or addresses as LINC, AMR, EmCare or the Executive shall designate by notice to the other in the manner specified in this paragraph.

ARTICLE 12 -- LIABILITY INSURANCE

LINC shall, or shall cause AMR or EmCare to, maintain the Executive's liability insurance in accordance with corporate policy and applicable law.

ARTICLE 13 -- INDEMNIFICATION

LINC shall, or shall cause AMR or EmCare to, agree that if the Executive is made a party to any action, suit, proceeding or any other claim whatsoever, by reason of the fact that the Executive is or was a director, officer, employee or agent of LINC, AMR or EmCare, or is or was serving at the request of LINC, AMR or EmCare as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such claim is the Executive's alleged action in an official capacity while in service as a director, officer, employee or agent of LINC, AMR or EmCare, the Executive shall be indemnified and held harmless by LINC, AMR or EmCare to the fullest extent legally permitted or authorized by LINC's, AMR's or EmCare's certificate of incorporation or bylaws or resolutions of the board of directors of LINC, AMR or EmCare against all expenses, liability and loss, including, without

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limitation, legal fees, fines or penalties and amounts paid or to be paid in settlement, all as reasonably incurred by the Executive in connection therewith, and such indemnification shall continue as to the Executive even after the Executive has ceased to be a director, officer, employee or agent of LINC, AMR or EmCare, and shall inure to the benefit of the Executive's heirs, executors and administrators.

ARTICLE 14 -- WITHHOLDING OF TAXES

LINC shall, or shall cause AMR or EmCare to, withhold from any amounts payable under this Agreement all taxes as legally shall be required pursuant to applicable federal, state or local laws. LINC, AMR and EmCare shall not be obligated to compensate the Executive for the payment of such taxes.

ARTICLE 15 -- SEVERABILITY

If any provision of this Agreement or the application thereof to anyone, or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

ARTICLE 16 -- ENTIRE AGREEMENT

This Agreement, including Appendix A hereto, constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by LINC, AMR or EmCare, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any previous agreement.

ARTICLE 17 -- AMENDMENT, WAIVER, ETC.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive, AMR, EmCare and LINC. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

ARTICLE 18 -- HEADINGS

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

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

ARTICLE 19 -- COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

ARTICLE 20 -- GENDER AND NUMBER

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular, the singular shall include the plural.

ARTICLE 21 -- GOVERNING LAW

This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Delaware.

                           [SIGNATURES ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the __ day of ________, 2003.

                                     LAIDLAW INC.

                                     By:________________________________________
                                     NAME:
                                     TITLE:

                                     AMERICAN MEDICAL RESPONSE, INC.

                                     By:________________________________________
                                     NAME:
                                     TITLE:

                                     EMCARE HOLDINGS, INC.

                                     By:________________________________________
                                     NAME:
                                     TITLE:

                                     WILLIAM A. SANGER

                                     ___________________________________________

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